UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2011

Multi-Color Corporation

(Exact name of Registrant as specified in its Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

4053 Clough Woods Dr., Batavia, Ohio		45103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-1480

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Merger Agreement

On August 26, 2011, Adhesion Holdings, Inc., a Delaware corporation (“Adhesion”), DLJ South American Partners, L.P., an Ontario limited partnership (“DLJ”), Diamond Castle Partners IV, L.P., a Delaware limited partnership, solely as the Stockholders’ Representative (“Diamond Castle”), Multi-Color Corporation, an Ohio corporation (“MCC” or the “Company”), and M Acquisition, LLC, a Delaware limited liability company wholly owned by MCC (“Merger Sub”), entered into a Merger and Stock Purchase Agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, at the effective time of the Merger, Adhesion will merge with and into Merger Sub (the “Merger”), with the separate corporate existence of Adhesion ceasing and Merger Sub surviving as a subsidiary of MCC and LabelCorp Holdings, Inc., a Delaware corporation and a subsidiary of Adhesion (“LabelCorp”), will acquire from DLJ all of DLJ’s outstanding equity securities of CM Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Chilean JV”), resulting in the Chilean JV becoming a wholly-owned subsidiary of MCC.

At the effective time of the Merger, which the Company expects to occur on or about October 3, 2011, (i) Adhesion will merge with and into Merger Sub and become a wholly-owned subsidiary of MCC and (ii) DLJ will transfer its ownership interests in the Chilean JV to LabelCorp in exchange for the right to receive a cash payment to be determined in accordance with the Merger Agreement (the “Deferral Payment”) (subject to adjustment as provided in the Merger Agreement) to be paid on April 2, 2012 (together, the “Transactions”). In connection with the Transactions, all outstanding shares of common stock, $0.0001 par value per share of Adhesion (the “Adhesion stock”) will be converted into the right to receive (a) shares of common stock, no par value per share of the Company (the “MCC Stock”) not to exceed in the aggregate 19.9% of the MCC Stock outstanding immediately prior to the effective time of the Merger (such number of shares, the “Stock Consideration”) and (b) if necessary pursuant to the terms of the Merger Agreement, cash (the “Cash Consideration”), subject to certain adjustments as provided in the Merger Agreement.

Consummation of the Merger is subject to certain conditions, including, among others, the absence of any material adverse effect on the Company’s business. The Merger is not conditioned upon the receipt by the Company of financing. The Merger Agreement also contemplates that, on the closing date, the Company will enter into an investor rights agreement and an escrow agreement.

Each of the parties has made representations and warranties in the Merger Agreement and agreed to various customary covenants and agreements, including, for the Company, to do all things necessary, proper or advisable to consummate the debt financing contemplated by the Merger Agreement or arrange for alternate debt financing and, for Adhesion and DLJ, not to solicit alternative transactions or enter into discussions concerning, or provide non-public information to third parties in connection with, any alternative transaction, subject to certain exceptions. The Merger Agreement also contains specified termination rights.

Credit Agreement Amendment

On August 26, 2011, the Company, together with certain of its subsidiaries, entered into an Amendment No. 3 to Credit Agreement (the “Credit Agreement Amendment”) with various lenders, Bank of America, N.A. as Administrative Agent, Swing Line Lender and U.S. L/C Issuer (“Bank of America”), and Westpac Banking Corporation, as Australian Administrative Agent and Australian L/C Issuer (“Westpac”). The Credit Agreement Amendment amends the Credit Agreement entered into by the parties thereto on or about February 29, 2008 (the “Original Credit Agreement”) and amended on or about June 28, 2010 and March 25, 2011 (the Original Credit Agreement, as amended, the “Credit Agreement”), in certain respects in order to facilitate the Company’s entering into the Merger Agreement and consummating the transactions contemplated therein.

The Credit Agreement Amendment provides for a five year extension on the maturity date of the Company’s existing revolving credit facility and term loan and a new $315,000,000 term loan with a five year term. The new term loan is available to the Company until November 30, 2011 for purposes of financing the transactions contemplated in the Merger Agreement and repaying revolving loans under the Credit Agreement.

The foregoing description of the Merger Agreement and Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the respective exhibits filed herewith and incorporated herein by reference. Capitalized terms used in this Report but not defined herein shall have the respective meanings assigned thereto in the Merger Agreement and Credit Agreement Amendment, as applicable. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of “materiality” and “material adverse effect” applicable to the contracting parties that differ from those applicable to investors or under applicable securities laws. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in the fifth and sixth paragraphs of Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities

Upon consummation of the transactions contemplated by the Merger Agreement described in Item 1.01 above, the Company will issue Stock Consideration not to exceed 19.9% of the MCC Stock outstanding immediately prior to the effective time of the Merger Agreement. The Company will issue the Stock Consideration as consideration for the acquisition of Adhesion. The Company intends to issue the Stock Consideration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 – Other Events

On August 26, 2011, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transactions between the Company, Adhesion, DLJ, Diamond Castle and Merger Sub and the expected timing and completion of the transactions. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company, Adhesion, DLJ, Diamond Castle or Merger Sub. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transactions, or whether the transactions will close at all. Any number of factors — many of which are beyond the control of the Company, Adhesion, DLJ, Diamond Castle or Merger Sub — could cause the Company’s performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company or others following announcement of the transactions; the inability to satisfy the conditions to complete the transactions (or to complete the transactions on a timely basis); risks that the proposed transactions disrupt current operations or pose potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the transactions, including potential synergies and cost savings or the failure of Adhesion to achieve its plans and objectives generally; and legislative, regulatory and economic developments. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, filed with the Securities and Exchange Commission (SEC). The Company can give no assurance that any of the contemplated transactions will be completed or that the conditions to the acquisition will be satisfied. The Company assumes no obligation to update or revise any forward-looking information as a result of new information or future events or developments.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Merger and Stock Purchase Agreement, dated as of August 26, 2011, by and between Adhesion Holdings, Inc., Multi-Color Corporation, M Acquisition, LLC, DLJ South American Partners, L.P. and the Stockholders’ Representative

4.1	Third Amendment to Credit Agreement, made and entered into as of August 26, 2011, by and among Multi-Color Corporation, Collotype International Holdings Pty Ltd., the Approving Lenders, certain Subsidiaries of Multi-Color Corporation, Bank of America, N.A. and Westpac Banking Corporation

99.1	Press Release, dated August 26, 2011, publicly announcing the actions reported therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: August 30, 2011	/S/ SHARON E. BIRKETT
Sharon E. Birkett Vice President, Chief Financial and Accounting Officer, Secretary